Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. REVENUES AND ADJUSTED EBITDA UP YEAR OVER YEAR FOR ITS FIRST QUARTER FISCAL YEAR 2012

RUTLAND, VERMONT (August 29, 2011) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported financial results for its first quarter fiscal year 2012, and reaffirmed guidance for its 2012 fiscal year.

Highlights for the quarter included:

•                  Revenue growth of 4.3 percent in quarter was driven mainly by higher solid waste pricing and higher recycling commodity prices.

•                  Overall solid waste pricing growth of 1.5 percent was primarily driven by strong collection pricing of 2.4 percent as a percentage of collection revenues.

•                  Adjusted EBITDA* was $28.7 million for the quarter, up $0.9 million from same quarter last year.

•                  Company remains on target to achieve Revenue, Adjusted EBITDA, and Free Cash Flow* guidance ranges for fiscal year 2012.

For the quarter ended July 31, 2011, revenues were $127.2 million, up $5.2 million or 4.3 percent from the same quarter last year.  Operating income was $10.3 million for the quarter, down $2.4 million from the same quarter last year.  Excluding the non-recurring $1.0 million legal settlement charge in the current quarter and the $3.5 million gain on the sale of assets in the previous quarter, operating income was up $2.1 million or 22.8 percent from the same quarter last year.

The company’s net loss available to common shareholders was ($3.1) million, or ($0.12) per common share for the quarter, compared to a net loss of ($2.9) million, or ($0.11) per share for the same quarter last year.  Adjusted EBITDA was $28.7 million for the quarter, up $0.9 million from the same quarter last year.

“While much effort was devoted during the last year to divesting the non-core assets and refinancing the balance sheet, we also undertook the challenge of improving how we do business on a daily basis,” said John W. Casella, chairman and CEO of Casella Waste Systems.  “Two of the most important aspects of this initiative were our efforts to improve our profitability and to break down the internal cultural barriers to pricing and adjusting it when appropriate.”

“We have made excellent progress, and our improved collection pricing during the first quarter clearly demonstrates that these efforts are paying off,” Casella said.  “We have worked to move pricing from an annual event to a core process of our divisional management teams.  Our teams are now effectively using our customer profitability tool to better understand the profitability of each individual customer, and more importantly, to intelligently manage yield in their markets.  As a result, changes in collection pricing improved from slightly negative in January to positive 2.8 percent in July.”

Fiscal 2012 Outlook

The company confirmed its fiscal year guidance in the following categories:

•                  Revenues between $475.0 million and $487.0 million.

•                  Adjusted EBITDA* between $105.0 million and $110.0 million.

•                  Free Cash Flow* between $2.0 million and $7.0 million.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, as well as legal settlement charge (Adjusted EBITDA) which is a non-GAAP measure.  The company also discloses Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures, less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sales of assets and property and equipment, which is a non-GAAP measure.  Adjusted EBITDA is reconciled to net income (loss), while Free Cash Flow is reconciled to Net Cash Provided by Operating Activities.

The company presents Adjusted EBITDA and Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. Management uses these non-GAAP measures to further understand our “core operating performance.” The company believes its “core operating performance” represents its on-going performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, provides investors with the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP in the U.S. Adjusted EBITDA and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP in the U.S., and may be different from Adjusted EBITDA or Free Cash Flow presented by other companies.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States.  For further information, contact Ned Coletta, vice president of finance and investor relations at (802) 772-2239, or Ed Johnson, chief financial officer at (802) 772-2241, or visit the company’s website at http://www.casella.com.

Conference call to discuss quarter

The company will host a conference call to discuss these results on Tuesday, August 30, 2011 at 10:00 a.m. ET.  Individuals interested in participating in the call should dial (877) 548-9590 or (720) 545-0037 at least 10 minutes before start time.  The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast.   A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 90088021) until 11:59 p.m. ET on Tuesday, September 6, 2011.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: the damage to the regional infrastructure caused by Hurricane Irene may impact our ability to service customers; current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; and we may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2011.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Contact Information

Ned Coletta

Vice President of Finance and Investor Relations

(802) 772-2239,

Ed Johnson

Chief Financial Officer

(802) 772-2241

http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except amounts per share)

	Three Months Ended
	July 31,	July 31,
	2011	2010

Revenues	$127,193	$121,992

Operating expenses:
Cost of operations	85,224	81,339
General and administration	16,207	15,916
Depreciation and amortization	14,506	15,584
Legal settlement	1,000	—
Gain on sale of assets	—	(3,502)
	116,937	109,337

Operating income	10,256	12,655

Other expense/(income), net:
Interest expense, net	11,151	11,764
Loss from equity method investment	2,257	2,132
Other income	(105)	(94)
	13,303	13,802

Loss from continuing operations before income taxes and discontinued operations	(3,047)	(1,147)
Provision for income taxes	661	779

Loss from continuing operations before discontinued operations	(3,708)	(1,926)

Discontinued operations:
Loss from discontinued operations, net of income taxes (1)	—	(925)
Gain (loss) on disposal of discontinued operations, net of income taxes (1)	646	(51)

Net loss applicable to common stockholders	$(3,062)	$(2,902)

Common stock and common stock equivalent shares outstanding, assuming full dilution	26,564	25,905

Net loss per common share	$(0.12)	$(0.11)

Adjusted EBITDA (2)	$28,661	$27,774

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 31,	April 30,
	2011	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,904	$1,817
Restricted cash	76	76
Accounts receivable - trade, net of allowance for doubtful accounts	62,461	54,914
Other current assets	12,584	15,598
Total current assets	78,025	72,405

Property, plant and equipment, net of accumulated depreciation	454,789	453,361
Goodwill	101,329	101,204
Intangible assets, net	2,619	2,455
Restricted assets	329	334
Investments in unconsolidated entities	36,478	38,263
Other non-current assets	21,303	22,559

Total assets	$694,872	$690,581

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$1,272	$1,217
Current maturities of financing lease obligations	321	316
Accounts payable	45,063	42,499
Other accrued liabilities	40,057	39,889
Total current liabilities	86,713	83,921

Long-term debt and capital leases, less current maturities	465,731	461,418
Financing lease obligations, less current maturities	2,074	2,156
Other long-term liabilities	48,542	49,099

Stockholders’ equity	91,812	93,987

Total liabilities and stockholders’ equity	$694,872	$690,581

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	July 31,	July 31,
	2011	2010
Cash Flows from Operating Activities:
Net loss	$(3,062)	$(2,902)
Loss from discontinued operations, net	—	925
(Gain) loss on disposal of discontinued operations, net	(646)	51
Adjustments to reconcile net loss to net cash provided by operating activities -
Gain on sale of assets	—	(3,502)
Gain on sale of equipment	(192)	(153)
Depreciation and amortization	14,506	15,584
Depletion of landfill operating lease obligations	2,030	2,192
Interest accretion on landfill and environmental remediation liabilities	869	845
Amortization of premium on senior subordinated notes	—	(191)
Amortization of discount on term loan and second lien notes	230	222
Loss from equity method investment	2,257	2,132
Stock-based compensation	649	567
Excess tax benefit on the vesting of share based awards	(246)	—
Deferred income taxes	939	659
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(3,394)	(5,066)
	17,648	13,289
Net Cash Provided by Operating Activities	13,940	11,363
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(715)	—
Additions to property, plant and equipment - growth	(1,143)	(882)
- maintenance	(13,725)	(13,985)
Payments on landfill operating lease contracts	(1,858)	(789)
Proceeds from sale of assets	—	7,533
Proceeds from sale of equipment	199	308
Investment in unconsolidated entities	(650)	—
Net Cash Used In Investing Activities	(17,892)	(7,815)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	48,500	32,900
Principal payments on long-term debt	(44,439)	(37,230)
Payment of financing costs	(90)	(215)
Proceeds from exercise of share based awards	176	160
Excess tax benefit on the vesting of restricted stock	246	—
Net Cash Provided By (Used In) Financing Activities	4,393	(4,385)
Cash Provided By Discontinued Operations	646	1,097
Net increase in cash and cash equivalents	1,087	260
Cash and cash equivalents, beginning of period	1,817	2,035
Cash and cash equivalents, end of period	$2,904	$2,295

Supplemental Disclosures:
Cash interest	$11,189	$10,923
Cash income taxes, net of refunds	$2,159	$65

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)

Note 1:     Discontinued Operations

    On January 23, 2011, we entered into a purchase and sale agreement and related agreements to sell non-integrated recycling assets and select intellectual property assets to a new company formed by Pegasus Capital Advisors, L.P. and Intersection LLC (the “Purchaser”) for $130,400 in gross proceeds.  Pursuant to these agreements, we divested non-integrated recycling assets located outside our core operating region of New York, Massachusetts, Vermont, New Hampshire, Maine and northern Pennsylvania, including 17 MRFs, one transfer station and certain related intellectual property assets. Following the transaction, we retained four integrated MRFs located in our core operating regions. As a part of the disposition, we also entered into a ten year commodities marketing agreement with the Purchaser to market 100% of the tonnage from three of our remaining integrated MRFs.

    We completed the transaction on March 1, 2011 for $134,195 in gross cash proceeds. This included an estimated $3,795 working capital and other purchase price adjustment, which was subject to further adjustment, as defined in the purchase and sale agreement. The final working capital adjustment, along with additional legal expenses related to the transaction, of $646 (net of tax) was recorded to gain (loss) on disposal of discontinued operations in the quarter ended July 31, 2011.

    During the third quarter of fiscal year 2011, we also completed the sale of the assets of the Trilogy Glass business for cash proceeds of $1,840. This operation has been treated as a discontinued operation.

    The operating results of these operations, including those related to prior years, have been reclassified from continuing to discontinued operations in the accompanying condensed consolidated financial statements.  Revenues and loss before income tax provision attributable to discontinued operations for the three months ended July 31, 2011 and 2010 were $0, $17,849, $0 and ($925), respectively.

    We allocate interest expense to discontinued operations.  We have also eliminated certain immaterial inter-company activity associated with discontinued operations.

Note 2:     Non - GAAP Financial Measures

    In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, as well as a legal settlement charge (Adjusted EBITDA) which is a non-GAAP measure.  We also disclose Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures, less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sales of assets and property and equipment, which is a non-GAAP measure.  Adjusted EBITDA is reconciled to net income (loss), while Free Cash Flow is reconciled to Net Cash Provided by Operating Activities.

    We present Adjusted EBITDA and Free Cash Flow because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. Management uses these non-GAAP measures to further understand our “core operating performance.” We believe our “core operating performance” represents our on-going performance in the ordinary course of operations. We believe that providing Adjusted EBITDA and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, provides investors the benefit of viewing our performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. We further believe that providing this information allows our investors greater transparency and a better understanding of our core financial performance. In addition, the instruments governing our indebtedness use EBITDA (with additional adjustments) to measure our compliance with covenants such as interest coverage, leverage and debt incurrence.

    Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP in the U.S. Adjusted EBITDA and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP in the U.S., and may be different from Adjusted EBITDA or Free Cash Flow presented by other companies.

Following is a reconciliation of Adjusted EBITDA to Net Loss:

	Three Months Ended
	July 31,	July 31,
	2011	2010

Net Loss Applicable to Common Stockholders	$(3,062)	$(2,902)
Loss from discontinued operations, net	—	925
(Gain) loss on disposal of discontinued operations, net	(646)	51
Provision for income taxes	661	779
Interest expense, net	11,151	11,764
Depreciation and amortization	14,506	15,584
Other expense, net	2,152	2,038
Legal settlement	1,000	—
Gain on sale of assets	—	(3,502)
Depletion of landfill operating lease obligations	2,030	2,192
Interest accretion on landfill and environmental remediation liabilities	869	845
Adjusted EBITDA (2)	$28,661	$27,774

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended
	July 31,	July 31,
	2011	2010
Net Cash Provided by Operating Activities	$13,940	$11,363
Capital expenditures	(14,868)	(14,867)
Payments on landfill operating lease contracts	(1,858)	(789)
Proceeds from sale of assets and property and equipment	199	7,841
Free Cash Flow (2)	$(2,587)	$3,548

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three months ended July 31, 2011 and 2010 are as follows:

	Three Months Ended July 31,
		% of Total		% of Total
	2011	Revenue	2010	Revenue
Collection	$53,626	42.2%	$52,501	43.0%
Disposal	29,318	23.1%	29,554	24.3%
Power/LFGTE	5,897	4.6%	5,714	4.7%
Processing and recycling	14,738	11.6%	13,247	10.9%
Solid waste operations	103,579	81.5%	101,016	82.9%
Major accounts	10,711	8.4%	10,402	8.4%
Recycling	12,903	10.1%	10,574	8.7%
Total revenues	$127,193	100.0%	$121,992	100.0%

Components of revenue growth for the three months ended July 31, 2011 compared to the three months ended July 31, 2010 are as follows:

		% of Related	% of Solid Waste	% of Total
	Amount	Business	Operations	Company
Solid Waste Operations:
Collection	$1,238	2.4%	1.2%	1.0%
Disposal	119	0.4%	0.1%	0.1%
Power/LFGTE	59	1.0%	0.1%	0.0%
Processing and recycling	119	0.9%	0.1%	0.1%
Solid Waste Yield	1,535		1.5%	1.2%

Volume	203		0.2%	0.2%
Commodity price & volume	968		1.0%	0.8%
Acquisitions & divestitures	(166)		-0.2%	-0.1%
Closed landfill	23		0.0%	0.0%
Total Solid Waste	2,563		2.5%	2.1%

Major Accounts	310			0.3%

		% of Recycling
		Operations
Recycling Operations:
Commodity price	3,586	33.9%	2.9%
Commodity volume	(1,257)	-11.9%	-1.0%
Total Recycling	2,329	22.0%	1.9%

Total Company	$5,202		4.3%

Solid Waste Internalization Rates by Region:

	Three Months Ended July 31,
	2011	2010
Eastern region	54.1%	50.9%
Western region	76.1%	76.3%
Solid waste internalization	65.6%	64.1%

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

GreenFiber Financial Statistics - as reported (1):

	Three Months Ended July 31,
	2011	2010
Revenues	$16,016	$17,438
Net loss	(4,515)	(4,264)
Cash flow (used in) from operations	(1,278)	375
Net working capital changes	906	2,163
Adjusted EBITDA	$(2,184)	$(1,788)

As a percentage of revenues:

Net loss	-28.2%	-24.5%
Adjusted EBITDA	-13.6%	-10.3%

(1) We hold a 50% interest in US Green Fiber, LLC (“GreenFiber”), a joint venture that manufactures, markets and sells cellulose insulation made from recycled fiber.

Components of Growth and Maintenance Capital Expenditures (1):

	Three Months Ended July 31,
	2011	2010
Growth capital expenditures:
Landfill development	$41	$227
Landfill gas to energy project	367	—
MRF equipment upgrades	509	—
Other	226	655
Total Growth Capital Expenditures	1,143	882

Maintenance capital expenditures:
Vehicles, machinery / equipment and containers	6,440	6,402
Landfill construction & equipment	6,997	7,052
Facilities	175	172
Other	113	359
Total Maintenance Capital Expenditures	13,725	13,985

Total Capital Expenditures	$14,868	$14,867

(1) Our capital expenditures are broadly defined as pertaining to either growth or maintenance activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of new business as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities. Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence.